ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 25th day of January, 1999.

AMONG:

            AMERICLEAN, INC., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 1910, 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3

            ("Americlean")

AND:

            BOGGS & COMPANY (1998), INC., a body corporate formed pursuant to the laws of the State of North Carolina and a wholly-owned subsidiary of Americlean

            ("Boggs  1998",  and  Americlean  and Boggs  1998 being
            hereinafter    collectively    referred   to   as   the
            "Purchasers")
AND:

            BOGGS & COMPANY, INC., a body corporate formed pursuant to the laws of the state of North Carolina and having an office for business located at 3931 Glenwood Drive, Charlotte, North Carolina, 28208

            ("Boggs")

AND:

            JKG GROUP, INC., a body corporate formed pursuant to the laws of the state of Florida and having an office for business located at 3931 Glenwood Drive, Charlotte, North Carolina, 28208

            ("JKG",   and   Boggs   and   JKG   being   hereinafter
            collectively referred to as the "Vendors")

AND:
            JAY C. SHINN, Businessman, of 7404 Red Oak Lane, Charlotte, North Carolina, 28226

            ("Shinn")

AND:

            JAMES HYNOSKI, Businessman, of 9600 Logan Court, Charlotte, North Carolina, 28210

            ("Hynoski", and Shinn and Hynoski being hereinafter collectively referred to as the "Covenantors")

WHEREAS:

A. The Vendors own and operate a laundry and dry cleaning equipment and supply distribution business and repair business under the trade name "Boggs & Company" and variations thereof (the "Business");

B. The Vendors have agreed to sell to Boggs 1998 and Boggs 1998 has agreed to purchase from the Vendors, subject to certain exceptions hereinafter enumerated, substantially all of the property, assets and undertaking of the Business as a going concern, on the terms and subject to the conditions contained in this Agreement; and

C. The Covenantors are the owners of the Vendors and are being made parties to this Agreement for the purpose of jointly and severally covenanting with the Vendors to indemnify the Purchasers in the manner hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement, including its recitals, the following terms will have the following meanings:

      (a) "Accounts Receivable" means all accounts receivable, trade accounts, notes receivable and other debts owing to the Vendors in connection with or arising out of the Business, and the full benefit of all securities for such accounts, notes or debts, as of the Closing Date, but not including any Accounts Receivable comprised in the Excluded Assets;

      (b) "Acquisition Shares" means the Americlean Shares to be issued in the names of the Vendors at the Time of Closing as calculated pursuant to Article 2 hereof;

      (c) "Advance" means the sum of $50,000 to be paid by Boggs 1998 to the Vendors concurrent with the execution of this Agreement;

      (d)   "Agreement"   means  this  asset   purchase   agreement   among  the
            Purchasers, the Vendors and the Covenantors;

      (e)    "Americlean" means Americlean, Inc.;

      (f) "Americlean Shares" means the shares of common stock in the capital of Americlean;

      (g) "Assumed Accounts Payable and Liabilities" means all accounts payable and liabilities of the Vendors relating to the Business or the Purchased Assets on the Closing Date excluding the Excluded Liabilities. For greater certainty the Assumed Accounts Payable and Liabilities shall include the trade payables of the Vendors incurred in the ordinary course up to the Closing Date, the liabilities of the Vendors on the most recent Financial Statements (including Closing Date balances), and liabilities related to the Purchased Assets;

      (h) "Assumed Material Contracts" means those trade and non-trade contracts, engagements or commitments to which the Vendors are a party in connection with the Business or the Purchased Assets to be assigned to and assumed by Boggs 1998 at the Time of Closing as set forth in Schedule "E" hereto together with the full benefit and advantages of all warranties and warranty rights (implied, expressed or otherwise) against manufacturers or sellers which apply to any of the Purchased Assets to the extent that they are assignable by the Vendors, but not including the Excluded Assets and which include the contracts in respect of the Leased Equipment;

      (i) "Average Trading Price" in respect of a particular date means the average closing trading price of the Americlean Shares on the most senior exchange or quotation system on which the Americlean Shares are traded for the 10 trading days immediately preceding that particular date;

      (j) "Boggs" means Boggs & Company, Inc.;

      (k) "Boggs 1998" means Boggs & Company (1998), Inc.;

      (l) "Boggs Shares" means the 762 issued and outstanding shares of common stock of Boggs;

      (m) "Books and Records" means all books, records, files, documents and other written, electronically maintained or computer accessed information relating to the Business or the Purchased Assets, including the following

            (i)    list  of  customers  and  suppliers   (past,   present  and
                  potential),

            (ii)   price lists,

            (iii) records  with  respect  to  production,  engineering,  product development, costs, inventory, machinery and equipment,

            (iv)   business development plans,

            (v) advertising matter, catalogues, correspondence, mailing lists, photographs, sales materials and records, purchasing materials and records,

            (vi) personnel records of employees who will be employed by Boggs 1998 following the Time of Closing,

            (vii) manufacturing and quality control records and procedures,

            (viii)       research and  development  files,  records,  data and
                  laboratory books,

            (ix)   media materials and plates,

            (x)    sales order and purchase order files,

            (xi)  information   from   accounting,   tax  and  litigation  files
                  reasonably requested by the Purchasers from time to time,

            (xii) correspondence  files  (including  correspondence  relating to discounts, rebates, future commitments, product returns, production errors, standards of any relevant governmental authority, social service taxes, value added taxes, environmental legislation and fitness and service warranties relating to the Purchased Assets), and

            (xiii)other  records used in or required to continue the Business as heretofore and presently being conducted by the Vendors

            excluding the corporate record books of the Vendors, and their corporate charters, seals, minute books, and stock transfer books and where the Vendors are required by law to retain a particular book, record or file, "Books and Records" shall mean a copy thereof;

      (n) "Business" means all aspects of the laundry and dry cleaning equipment and supply distribution business and repair business presently conducted by the Vendors under the trade name "Boggs & Company" and variations thereof;

      (o) "Cash" means all cash on hand or on deposit to the credit of the Vendors on the Closing Date;

      (p) "Cash Purchase Price" means collectively the Advance, the Closing Price and the Hold-back Amount;

      (q) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 13 hereof;

      (r) "Closing Date" means the day on which all conditions precedent to the completion of the transactions as contemplated hereby have been satisfied or waived; provided that in no event shall the Closing Date be later than March 3, 1999;

      (s) "Closing Price" means the sum of $25,000, less the Transaction Costs, to be paid by Boggs 1998 to the Vendors at the Time of Closing;

      (t) "Employment Agreements" means collectively the employment agreements among Boggs 1998 and each of the Covenantors, respectively, to be entered into pursuant to Article 9 hereof substantially in the form attached hereto as Schedule "Q";

      (u) "Encumbrance" means any mortgage, charge, pledge, hypothecation, lien, security interest, assignment, option, execution, claim or any other title defect or other encumbrance of any kind or nature whatsoever (including any agreement to give any of the foregoing), whether or not registered or registrable and whether consensual or arising by operation of law (statutory or otherwise);

      (v) "Environmental Audit" means any audit, assessment, study, test or evaluation performed by an environmental engineer or consultant or by a governmental or regulatory agency in relation to the environmental condition of the Leasehold Property and any air, land surface or subsurface, soil, subsoil, bedrock, surface water, ground water, fish, plant life, animal life and any other natural resources comprising the Leasehold Property or located on, in, above, under or adjacent to or within the immediate vicinity of the Leasehold Property;

      (w) "Environmental Infractions" means all of the infractions of the Vendors against the Environmental Laws in respect of the Premises as set forth in Schedule "J" attached hereto;

      (x) "Environmental Laws" means all federal, state and municipal environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, bylaws and regulations, and any international treaties to which the United States or a state thereof is a party, relating to the protection of the environment and governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Material, including air pollution, water pollution and noise control and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of any federal, state and municipal governmental agencies and authorities and international tribunals having jurisdiction with respect thereto;

      (y) "Environmental Permits" means any and all permits, licenses, approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the Leasehold Property for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Material or the sale, transfer or other disposition of the Leasehold Property as more particularly described in Schedule "K" hereto;

      (z) "Equipment" means all machinery, equipment, automobiles, trucks, trailers, tractors, office equipment, yard equipment, furniture, furnishings, spare parts, tools, stores and supplies of all kinds used in connection with the Business including, without limitation, the machinery, equipment, and other property described in Schedule "B" hereto, but not including the machinery, equipment and other property comprised in the Excluded Assets;

      (aa) "Escrow Agent" means the law firm of Godinho, Sinclair of Vancouver, British Columbia, or such other law firm as the Purchasers and the Vendors may mutually agree upon;

      (bb) "Escrow Agreement" means the escrow agreement among the Purchasers, the Vendors and the Escrow Agent to be entered into pursuant to
            Article 3 hereof substantially in the form attached hereto as Schedule "R";

      (cc) "Excluded Assets" means the following property and assets of the Vendors pertaining to the Business

            (i)    all contracts,  commitments and engagements  with employees or contracted employees of the Vendors,

            (ii) all assets of the Vendors enumerated in Schedule "F" hereto, and

            (iii) all original  records  relating to any Excluded Assets and all of the corporate, financial and other records of the Vendors not pertaining primarily to the Business;

      (dd)  "Excluded  Liabilities" means any and all liabilities of the Vendors
            related  to  the   presence   of   Hazardous   Materials   or  other
            environmental contamination on the Premises;

      (ee) "Financial Statements" means collectively the audited financial statements of the Vendors for the periods ended September 30, 1997 and 1998 and the management prepared financial statements of the Vendors dated December 31, 1997 and 1998, true copies of which are attached as Schedule "A" hereto;

      (ff) "Goodwill" means the goodwill of the Business together with the exclusive right of Boggs 1998 to represent itself as carrying on the Business in succession of the Vendors subject to the terms hereof and the right to use any words indicating that the Business is so carried on including the right to use the name "Boggs & Company" or any variation thereof as part of the name of or in connection with the Business or any part thereof carried on or to be carried on by Boggs 1998, the right to all corporate, operating and trade names associated with the Business, or any variations of such names as part of or in connection with the
            Business,   all  telephone  listings  and  telephone   advertising
            contracts, all lists of customers, books and records and other information relating to the Business, all necessary licenses and authorizations and any other rights used in connection with the Business;

      (gg) "Guarantees" means all of the guarantees, pledges, sureties and bonds undertaken by the Covenantors and Gene Rutherford for the benefit of the Vendors as more particularly described in Schedule "P" hereto;

      (hh) "Hazardous Material" means, without limitation, any radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, flammable explosives, radon, petroleum and petroleum products, methane, perchloroethylene and any other hazardous materials, hazardous wastes, hazardous or toxic substances and any substances, materials, liquids or gases regulated under any applicable Environmental Laws;

      (ii) "Hold-back" means the hold-back of the Hold-back Amount and the Hold-back Shares pursuant to Article 3 hereof;

      (jj) "Hold-back Amount" means the sum of $25,000, less the Transaction Costs, if any, to be delivered by Boggs 1998 to the Escrow Agent at the Time of Closing;

      (kk) "Hold-back Shares" means one half of the Acquisition Shares and which are to be issued in the name of the Vendors and delivered by Americlean to the Escrow Agent at the Time of Closing;

      (ll) "Indebtedness", in respect of any person, means, at any time and from time to time, all indebtedness, liabilities and obligations, absolute or contingent, direct or indirect, due or accruing due, matured or unmatured, liquidated or unliquidated, of such person;

      (mm) "Intangible Assets" means all of the intangible assets of the Vendors, including, without limitation, the Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property;

      (nn) "Inventory" means all inventory and supplies of the Business existing on the Closing Date;

      (oo)   "JKG" means JKG Group, Inc.;

      (pp) "JKG Shares" means the 950 issued and outstanding shares of common stock of JKG;

      (qq) "Lease Adjustment Agreement" means the lease adjustment agreement to be entered into among Boggs 1998 and the Covenantors pursuant to
            Article 10 hereof substantially in the form attached hereto as Schedule "S";

      (rr) "Leased Equipment" means all of the machinery and equipment used in connection with the Business which are subject to leases or conditional sales contracts as described in Schedule "C";

      (ss) "Leasehold Property" means the leases of the leasehold land and interests therein and all plant, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated thereon or forming part thereof used in connection with the Business described in Schedule "L" hereto, but does not include the lands and premises comprised in the Excluded Assets;

      (tt)   "Loss" has the meaning ascribed to it in section 4.4 hereof;

      (uu) "Material Contracts" means the burden and benefit of and the right, title and interest of the Vendors in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Vendors are entitled in connection with the Business whereunder the Vendors are or may become obligated to pay or entitled to receive the sum of $25,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "D" hereto;

      (vv) "Option Agreements" means collectively the option agreements among Americlean and each of the Covenantors, respectively, to be entered into pursuant to Article 9 hereof substantially in the form attached hereto as Schedule "Q";

      (ww)  "Permits"  means  all  licenses,  consents,  permits,   authorities,
            certificates and registrations which are required, necessary or desirable for the conduct in the usual and ordinary course of the operation of the Business and the ownership or leasing of and the uses to which the Purchased Assets have been and presently are put;

      (xx) "Permitted Encumbrances" means those Encumbrances on the Purchased Assets and the Business described in Schedule "G" hereto;

      (yy) "Place of Closing" means the offices of Culp Elliott and Carpenter, P.L.L.C. or such other place as the Purchasers and the Vendors may mutually agree upon;

      (zz)  "Plan"  means the Vendors'  profit  sharing plan as disclosed in the
            Financial   Statements  into  which  the  sum  of  $4,517  has  been
            contributed as at the date hereof;

      (aaa) "Premises" means the locations at which the Vendors have conducted the Business as more particularly enumerated in Schedule "M" attached hereto;

      (bbb) "Prepaid Expenses and Deposits" means the benefit of all expenses pre-paid by the Vendors and all deposits made by the Vendors, excluding any such prepaid expenses or deposits comprised in the Excluded Assets;

      (ccc) "Purchase Price" means the purchase price and other consideration to be paid and given by the Purchasers to the Vendors for the Purchased Assets as provided for in Article 2 hereof;

      (ddd) "Purchased Assets" means the undertaking and all the property and assets of the Business of every kind and description wheresoever situated including, without limitation, the Equipment, the Leased Equipment, the Inventory, the Assumed Material Contracts, the Accounts Receivable, the Cash, the Intangible Assets, the Prepaid Expenses, the Books and Records, the Goodwill and the Leasehold
            Property, and all credit cards, charge cards and banking cards issued to the Vendors but excluding any property or assets of the Business comprised in the Excluded Assets;

      (eee) "Summary of Ongoing Litigation" means the summary of all of the Vendors' ongoing litigation attached hereto as Schedule "I";

      (fff) "Time of Closing" means 10:00 a.m. local time at the Place of Closing on the Closing Date, or such other time as the Purchasers and the Vendors may mutually agree upon;

      (ggg)  "Transaction  Costs" has the  meaning  ascribed  to it in section
            11.8 hereof; and

      (hhh) "Vendor Shares" means collectively the Boggs Shares and the JKG Shares.


Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Extended Meanings

1.3 The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph, section or Article of this Agreement will relate to the whole of this Agreement and not to that clause, paragraph, section or Article only, unless otherwise expressly provided.

Number and Gender

1.4 Whenever the singular or masculine or neuter is used in this Agreement, the same will be construed to mean the plural or feminine or body corporate where the context of this Agreement requires.

Section References and Schedules

1.5 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning the Vendors

            Schedule "A"   Financial Statements
            Schedule "B"   Equipment
            Schedule "C"   Leased Equipment
            Schedule "D"   Material Contracts
            Schedule "E"   Assumed Material Contracts
            Schedule "F"   Excluded Assets
            Schedule "G"   Permitted Encumbrances
            Schedule "H"   Insurance Policies
            Schedule "I"   Summary of Ongoing Litigation
            Schedule "J"   Environmental Infractions
            Schedule "K"   Environmental Permits, Compliance and Other Matters
            Schedule "L"   Leasehold Property
            Schedule "M"   Premises
            Schedule "N"   Employees
            Schedule "O"   Bank Accounts

Information concerning the Covenantors

            Schedule "P"   Guarantees

Agreements

            Schedule "Q"   Employment Agreements and Option Agreements
            Schedule "R"   Escrow Agreement
            Schedule "S"   Lease Adjustment Agreement

Severability of Clauses

1.6 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Currency

1.7 Unless otherwise specified, all sums referred to herein and all payments to be made hereunder will be in lawful money of the United States of America.


                                    ARTICLE 2
                                PURCHASE AND SALE

Purchase and Sale

      2.1 Relying on the representations and warranties set forth in this Agreement, and subject to the terms and conditions hereof, at the Time of Closing Boggs 1998 will purchase from the Vendors and the Vendors will sell, assign, transfer and convey to Boggs 1998 the Purchased Assets, free and clear of all Encumbrances, except the Permitted Encumbrances, in exchange for the Purchase Price and the additional consideration set forth in this Article 2. Notwithstanding the foregoing the Purchasers shall not obtain any right, title or interest in the Excluded Assets.

Purchase Price

2.2 The Purchase Price payable by the Purchasers hereunder for the Purchased Assets shall be the aggregate of the following amounts:

      (a)    the Cash Purchase Price;

      (b) that number of Americlean Shares which is equal to $500,000 divided by the Average Trading Price on the Closing Date (the "Acquisition Shares"); and

      (c) the assumption of all of the duties and obligations of the Vendors under the Assumed Material Contracts and the Assumed Accounts Payable and Liabilities .

Consideration

2.5 In consideration of the acquisition of the Purchased Assets from the Vendors by Boggs 1998, Boggs 1998 agrees to pay the Advance to the Vendors concurrent with the execution of this Agreement and the Purchasers agree to pay and issue the following consideration to the Vendors at the Time of Closing:

      (a)    the Closing Price; and

      (b) the Acquisition Shares less the Hold-back Shares.

2.6 In further consideration of the acquisition of the Purchased Assets from the Vendors by Boggs 1998, the Purchasers agree to deliver to the Escrow Agent at the Time of Closing and pursuant to the terms of the Escrow Agreement:

      (a)    the Hold-back Amount; and

      (b) the Hold-back Shares, which shall be issued in the name of the respective Vendors.

Resale of Acquisition Shares

2.7 The Vendors agree that they will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares (other than pursuant to an effective Registration Statement under the Securities Act of 1933 (United States), as amended) directly or indirectly unless:

      (a)    the sale is to Americlean;

      (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933 (United States) provided by Rule 144 thereunder; or

      (c) the Shares are sold in a transaction that does not require registration under the Securities Act of 1933 (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and the Vendor selling same has furnished to Americlean an opinion of counsel to that effect or such other written opinion as may be reasonably required by Americlean.

      The Vendors acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

                  NO SALE, OFFER TO SALE, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS
                  AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

Allocation between the Vendors

2.8 The Purchase Price shall be allocated and issued to the Vendors on the following basis:

      (a)   77.2% to Boggs; and

      (b)   22.8% to JKG.

Allocation of Purchase Price

2.9 The parties hereto agree that that they shall negotiate in good faith to agree upon a reasonable allocation of the Purchase Price to the assets comprised in the Purchased Assets as enumerated in paragraph 1.1 (ddd) hereof prior to the Time of Closing in accordance with s. 1060 of the Internal Revenue Code (United States).

Assumption of Obligations

2.10 From and after the Closing Date, Boggs 1998 shall:

      (a) assume all of the duties and obligations of the Vendors under the Assumed Material Contracts and the Vendors shall assign all of their right, title and interest in and to the Assumed Material Contracts to Boggs 1998; and

      (b) assume the Assumed Accounts Payable and Liabilities and the duties and obligations related thereto.

Obligations not Assumed

2.11 Except as provided in this Agreement, the Purchasers do not assume and shall not be liable for any duties, obligations, commitments or liabilities of the Vendors or the Covenantors whatsoever, and without limiting the generality of the foregoing and notwithstanding any other provision hereof, the Purchasers do not assume and shall not be liable for the following duties, obligations, commitments or liabilities of the Vendors or the Covenantors:

      (a) any taxes and related interests, assessments or penalties under the tax legislation of any jurisdiction having authority, including any obligation recorded on the Financial Statements and denoted as deferred income taxes; and

      (b) the payment of any and all wages, salaries and bonuses, pension plan payments, all amounts due in lieu of holiday pay and other benefits to the employees listed on Schedule "N" hereto up to and including the Closing Date.

and the Vendors and Covenantors hereby agree to jointly and severally indemnify and save harmless the Purchasers from and against all such duties, obligations, commitments and liabilities.

                                    ARTICLE 3
                                    HOLD-BACK

3.1 Pursuant to Article 2 hereof, the Purchasers shall deliver to the Escrow Agent the Hold-back Amount and the Hold-back Shares and the parties hereto agree that the Hold-back Amount and the Hold-back Shares shall be applied pursuant to section 4.4 hereof, subject to the restrictions contained therein, and dealt with as follows:

      (a) the Hold-back Amount and the Hold-back Shares shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement and shall not be released by the Escrow Agent until such time as the Escrow Agent has received a written direction from both Americlean and the Vendors in respect of the disposition of the Hold-back Amount and the Hold-back Shares;

      (b) in the event that neither Americlean, the Vendors nor the Covenantors has received any notice, written or otherwise, of any Loss on or before the date which is six (6) months from the Closing Date, Americlean and the Vendors shall forthwith deliver to the Escrow Agent a written direction to deliver the Hold-back Amount to the Vendors allocated pursuant to section 2.8 hereof;

      (c) in the event that neither Americlean, the Vendors nor the Covenantors have received any notice, written or otherwise, of any Loss on or before the date which is one (1) year from the Closing Date, Americlean and the Vendors shall forthwith deliver to the Escrow Agent a written direction to deliver the Hold-back Shares to the Vendors allocated pursuant to section 2.8 hereof;

            (d) in the event that either Americlean, the Vendors or the Covenantors receive any notice, written or otherwise, of a Loss the parties hereto agree that the Hold-back Amount then held by the Escrow Agent together with the Hold-back Shares shall continue to be held by the Escrow Agent pending resolution of the Loss pursuant to sections 4.4 and 4.5 hereof and the parties hereto further agree in good faith to take all such steps as may be necessary or incidental to such removal. In the event that the Purchasers and the Vendors have not reached an agreement in respect of such Loss within sixty
            (60) days of the date of receipt of a notice of such Loss and do not mutually deliver to the Escrow Agent a written direction in respect of the disposition of the Hold-back Amount and the Hold-back Shares then held by the Escrow Agent, the parties hereto agree to refer the dispute as to the disposition of the Hold-back Amount and the Hold-back Shares then held by the Escrow Agent to arbitration in accordance with section 15.1 hereof. In addition, the Vendors and the Purchasers agree that where such Loss is to be dealt with by a payment by the Vendors to the Purchasers, the Hold-back Shares shall be valued at the Average Trading Price on the date on which notice of the Loss is first received by either the Purchasers, the Vendors or the Covenantors, as applicable, and shall be returned to Americlean at such times as permitted under applicable securities laws to the extent necessary to fund such payment (the "Returned Shares"), and only in the event that the value of the Returned Shares is insufficient to fund such payment will the Purchasers draw upon the Hold-back Amount then held by the Escrow Agent;

      (e) in any event Americlean and the Vendors shall deliver to the Escrow Agent a written direction to deliver all the Hold-back Shares to the Vendors no later than one (1) year from the Closing Date unless there is a bona fide dispute between Americlean and the Vendors in respect of the Hold-back Shares;

      (f) the Hold-back Shares shall be shown as issued to the Vendors and outstanding on Americlean's balance sheet and such Hold-back Shares shall be legally outstanding; and

      (g) as long as any of the Hold-back Shares remain deposited with the Escrow Agent, the Vendors shall be entitled to vote the Hold-back Shares and receive dividends thereon but may not otherwise deal with the Hold-back Shares.

      3.2 The parties hereto agree that the rights of the Purchasers pursuant to this Agreement shall in no way be limited to the Hold-back Amount and the Hold-back Shares.


                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                         THE VENDORS AND THE COVENANTORS

Representations and Warranties

4.1 Each of the Vendors and the Covenantors jointly and severally represents and warrants to the Purchasers, with the intent that the Purchasers will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Vendors - Corporate Status and Capacity

      (a) Incorporation. The Vendors are corporations duly incorporated and validly subsisting under the laws of North Carolina and Florida, and are in good standing with the office of respective Secretary of State having jurisdiction over the Vendors;

      (b) Non-Reporting. The Vendors are not reporting or public companies under the laws of the United States of America nor of any other jurisdiction;

      (c) Carrying on Business. The Vendors carry on business in the States of North Carolina, South Carolina, Virginia, Tennessee,
            Georgia and Florida and do not carry on any material business activity in any other jurisdiction. The Vendors have offices in Charlotte, North Carolina, St. Petersburg, Florida and in no other locations and are duly authorized to carry on business in such states. Neither the ownership of the Purchased Assets nor the nature of the Business requires the Vendors to register or
            otherwise   be  qualified  to  carry  on  business  in  any  other
            jurisdiction;

      (d) Corporate Capacity. Except as disclosed in this Agreement, the Vendors have the full corporate power, right, capacity and authority to own, lease and dispose of the Purchased Assets, to carry on the Business as now being conducted by them, to enter into and complete this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of their covenants and obligations set forth herein;

The Vendors - Records and Financial Statements

      (e) Charter Documents. The charter documents of the Vendors have not been altered since the incorporation of the Vendors, except as filed in the record books of the Vendors;

      (f) Books and Records. The Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Vendors, and all material financial and other transactions of the Vendors relating to the Business, including any and all Material Contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

      (g) Financial Statements. As at the date of this Agreement, the Vendor Financial Statements dated September 30, 1998 are, and to the best of the Vendors' knowledge, information and belief the management prepared financial statements of the Vendors dated December 31, 1997 and 1998 are, true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Vendors as of the respective dates thereof and the sales and earnings of the Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

      (h) Accounts Receivable. All Accounts Receivable are bona fide and are good and collectible without, to the knowledge and belief of the Vendors, set-off or counterclaim, except as disclosed in Schedule "G" hereto; provided that the term "good and collectible" as used herein is not to be interpreted to mean that a Vendor warrants that a particular account receivable will actually be collected and in such instance such non-collection shall not render the Financial Statements inaccurate nor constitute a breach of the Vendors' representations and warranties with respect thereto;

      (i) Bank Accounts. All bank accounts, and the identity of those individuals who have signing authority in respect thereof, which are in the names of the Vendors and relating to the Business or used in connection with the Business, whether or not in the name of the Business, are set forth in Schedule "O" attached hereto;

      (j) No Ownership of Companies. The Vendors do not own any subsidiary and do not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm other than as described herein;

Material Contracts

      (k)    Material   Contracts.   The  contracts  listed  in  Schedule  "D"
            constitute all of the Material Contracts of the Vendors;

      (l) No Default. There has not been any default in any material obligation of either of the Vendors or, to the knowledge of the Covenantors any other party to be performed under any of the Material Contracts, each of which is in good standing and in full force and effect and unamended, and the Vendors and the Covenantors are not aware of any default in the obligations of any other party to any of the Material Contracts;

      (m) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Vendors other than as referred to herein. The Vendors are not obliged to pay benefits or share profits with any employee after termination of employment except as required by law other than as referred to herein;

The Vendors - Employees

      (n) Employees. The names of all of the employees of the Vendors employed in connection with the Business and such employees' respective job titles, rates of pay, length of employment with the Vendors, benefits and annual vacation entitlement are enumerated in Schedule "N" attached hereto;

      (o) Employment Arrangements. There is no employment contract, commitment or arrangement, whether written, oral or implied, relating to the Business which contains any specific agreement as to notice of termination or severance pay in lieu thereof or which cannot be terminated without cause upon giving reasonable notice as may be implied by law without the payment of, or any Indebtedness in respect of, any bonus, damages, share or profits or penalty, except as enumerated in Schedule "N" attached hereto;

      (p) Vacations and Overtime. The Books and Records accurately set out all banked vacation entitlement, regular and supplementary vacation pay, banked and deferred overtime compensation, time-off entitlement, severance and retirement benefits and any other emoluments or benefits due or accruing to all employees employed in the Business;

      (q) Labour Matters. Neither of the Vendors is a party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Covenantors and the Vendors, has made any attempt in that regard;

The Vendors - Employee Benefit Plans

      (r) No Separation. The Plan does not obligate the Vendors to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" as such term as used in
            Section 280G of the Internal Revenue Code of 1986, as amended, and the regulation promulgated thereunder (the "Code");

      (s) Maintenance. The Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all respects with all applicable laws and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the Code. None of the Vendors, any trustee or administrator of the Plan, or any other person in respect of the Plan which could subject the Vendors, or any trustee or administrator thereof, or any party dealing with the Plan, of the Purchasers to any tax or penalty imposed by the ERISA of the Code. None of the assets of the Vendors is the subject of any lien arising under Section 302(f) of the ERISA or Section 412(n) of the Code, the Vendors have not been required to post any security pursuant to Section 307 of the ERISA or Section 401(a)(29) of the Code, and neither Vendors nor any director or officer of the Vendors has knowledge of any facts which could be expected to give rise to such lien or such posting of security;

      (t) No Unfunded Defined Benefit Plan. No unfunded "defined benefit plan" (as such term is defined in Section 3(35) of the ERISA has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b), (c) and (m) of the Code) and which either of the Vendors is a member or was a member during such five year period. With respect to the Plan, all required or recommended payments, premiums, contribution, reimbursements or accruals for all periods ending prior to or as of the Closing Date have been made. The Plan does not have an unfunded liability;

The Vendors - Related Party Debt

      (u) No Debt to Related Parties. The Vendors are not now, and on Closing will not be, materially indebted to any of the Covenantors nor to any family member of any of the Covenantors, nor to any affiliate of the Covenantors except as set forth in Schedule "G" hereto;

      (v) No Related Party Debt to the Vendors. None of the Covenantors is now nor on Closing will be indebted to or under any financial obligation to the Vendors on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

The Business

      (w) No Dividends. No dividends or other distributions on any shares in the capital of the Vendors have been made, declared or authorized since the date of the most recently prepared Financial Statements;

      (x) No Payments. No payments of any kind have been made or authorized since the date of the most recently prepared Financial Statements to or on behalf of the Vendors or to or on behalf of officers, directors, shareholders or employees of the Vendors or under any management agreements with the Vendors, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

      (y) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Vendors other than the Plan;

      (z) Maintenance of Business. Since the date of the most recently prepared Financial Statements

            (i)    except as disclosed to  Americlean  in writing prior to the date hereof, there has been no material change in any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business (excluding trends identified to the Purchasers prior to the date hereof), including changes arising as a result of any legislative or regulatory change, revocation of any license, Permit or right to do business, or any change in any Indebtedness of the Business or any of the Purchased Assets, other than changes in the usual and ordinary course of the operation of the Business, none of which changes have materially and adversely affected any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business,

            (ii) there has been no act of God, damage, destruction, loss, fire, explosion, accident, casualty, labour disruption or trouble, or other event (whether or not covered by insurance) materially and adversely affecting any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business,

            (iii) to the knowledge of the Vendors and the  Covenantors  no event has occurred which the Vendors and the Covenantors, acting reasonably, could believe would lead to a reduction in the value of the Goodwill,

            (iv)   the Vendors have not,  directly or  indirectly,  materially increased or agreed to increase the salary, pay, fringe benefits or other compensation of, or paid or agreed to pay any pension, bonus, share or profits or other benefit, compensation or payment to, or for the benefit of, any officers, employees or agents of the Business, save and except remuneration paid to employees of the Business in the usual and ordinary course of the operation of the Business and save and except increases agreed to in writing by the Purchasers,

            (v)    the Vendors  have  maintained  in force  insurance  against loss on such of the Purchased Assets against such risks with such limits and insurance against public liability from such risks with such limits as in accordance with prudent business practices prevailing in the industry in which the Business is involved and having regard to the location, age and character of the Purchased Assets and has materially complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claims thereunder,

            (vi) the Vendors have carried on the Business in the usual and ordinary course and the Vendors have not entered into any material agreement or commitment except in the ordinary course,

            (vii) the Vendors  have not,  directly or  indirectly,  purchased or agreed to purchase or leased or agreed to lease or acquired or agreed to acquire any asset, other than as required in the usual and ordinary course of the operation of the Business,

            (viii)the  Vendors   have  not,   directly  or   indirectly,   sold,
                  transferred, disposed of, mortgaged, pledged, charged or leased any asset, other than as required in the usual and ordinary course of operation of the Business,

            (ix)   the Vendors have not,  directly or  indirectly,  engaged or entered in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment to make any expenditure which might materially and adversely affect any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business, and

            (x) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

      (aa) No Adverse Information. Except as disclosed in this Agreement or to Americlean in writing prior to the Closing Date, neither of the Vendors nor any of the Covenantors has any information or knowledge of any fact relating to the Business, the Purchased Assets or any Indebtedness of the Business or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business;

      (bb) Forward Sales. All outstanding forward commitments by or on behalf of the Vendors for the purchase or sale of the Inventory have been made in accordance with established price lists of the Vendors or its suppliers, or if otherwise, then in accordance with the Vendors' normal business custom in varying therefrom;

The Vendors - Income Tax Matters

      (cc) Tax Returns. All tax returns and reports of the Vendors required by law to be filed have been filed and are substantially true, complete and correct, and any taxes payable in accordance with any return filed by the Vendors or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

      (dd) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Vendors. Neither of the Vendors nor any of the Covenantors are aware of any contingent tax liabilities or any grounds which would prompt a
            reassessment   including   aggressive   treatment  of  income  and
            expenses in filing earlier tax returns;

The Vendors - Applicable Laws and Legal Matters

      (ee) Licenses. To the best of the knowledge, information and belief of the Vendors, the Vendors hold all Permits as may be requisite for carrying on the Business in the manner in which it has heretofore been carried on, which Permits have been maintained and continue to be in good standing;

      (ff) Applicable Laws. Except as disclosed in this Agreement, the Vendors have not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the
            Vendors, and the Vendors are not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business, such compliance to be construed with reference to similar businesses similarly situated;

      (gg) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or inquiry pending or threatened against or relating to the Vendors, the Business, or any of the Purchased Assets, nor do the Vendors have any knowledge of any deliberate act or omission of the Vendors that would form any material basis for any such action, proceeding or inquiry, other than as disclosed in Schedule "I" hereto;

      (hh) Ongoing Litigation. The Summary of the Ongoing Litigation presented in Schedule "I" hereto is true and correct and presents fairly and correctly the status of the ongoing litigation of the Vendors as at the date hereof;

      (ii) No Bankruptcy. Neither of the Vendors has made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against either of the Vendors and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of either of the Vendors;

      (jj) Finder's Fees. The Vendors are not party to any agreement which provide for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein except as set forth in Schedule "D" hereto;

      (kk) Authorizations and Approvals. To the knowledge of the Vendors and the Covenantors and except as enumerated in this Agreement no authorization, approval, order, license, permit, consent, certificate or registration of any governmental authority, court or arbitrator, and no registration, declaration or filing by the Vendors or the Covenantors with any governmental authority, court or arbitrator, is required in order for the Vendors and the Covenantors

            (i)    to incur the  obligations  expressed  to be incurred by the
                  Vendors  and  the   Covenantors   in  or  pursuant  to  this
                  Agreement,

            (ii) to execute and deliver all other documents and instruments to be delivered by the Vendors or the Covenantors pursuant to this Agreement,

            (iii) to duly perform and observe the terms and  provisions  of this
                  Agreement, or

            (iv)  to  render   this   Agreement   legal,   valid,   binding  and
                  enforceable;

Execution and Performance of Agreement

      (ll) Authorization and Enforceability. except as disclosed in this Agreement the execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Vendors and this Agreement constitutes a legal, valid and binding obligation of each of the Vendors and the Covenantors and is enforceable against each of them in accordance with its terms;

      (mm) No Violation or Breach. The performance of this Agreement will not

            (i) violate the charter documents of either of the Vendors or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Vendors or the Covenantors, or any of them, is a party,

            (ii) to the knowledge of the Vendors and the Covenantors, give any person any right to terminate or cancel any agreement including, without limitation, the Material Contracts, or any right or rights enjoyed by the Vendors,

            (iii) to the knowledge of the Vendors and the Covenantors  result in any alteration of the Vendors' obligations under any agreement to which the Vendors or any of them are party including, without limitation, the Material Contracts,

            (iv) to the knowledge of the Vendors and the Covenantors result in the creation or imposition of any Encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Purchased Assets,

            (v) result in the imposition of any tax liability to the Vendors which would create an Encumbrance on the Purchased Assets, or

            (vi) violate any Court order or decree to which the Vendors and the Covenantors or any of them are subject except as set forth in this Agreement or the Schedules hereto;

      (nn) No Untrue Statements. This Agreement does not contain any untrue statement by the Vendors or the Covenantors of a material fact nor have the Vendors and the Covenantors omitted to state in this Agreement a material fact necessary in order to make the statements contained herein not misleading, no certificate furnished by or on behalf of the Vendors or the Covenantors to the Purchasers at the Time of Closing in respect of the representations, warranties or covenants of the Vendors and the Covenantors contained in this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and all information set out in the Schedules to this Agreement is accurate and correct in every material respect;

The Purchased Assets - Ownership and Condition

      (oo) Business Assets. Excluding the Excluded Assets, the Purchased Assets comprise all of the rights, assets and properties that are usually and ordinarily used or held for use in connection with or otherwise relate to the operation of the Business in the usual and ordinary course, the Purchased Assets include all rights, assets and properties the use and exercise of which are necessary
            for  the  performance  of  any  agreement   contemplated  by  this
            Agreement to be assumed by Boggs 1998 and the conduct of the Business as now conducted and presently proposed by the Vendors to be conducted, and none of the Vendors nor any other person, firm or corporation owns any assets used by the Vendors in operating the Business, whether under a lease, rental agreement or other arrangement, except as disclosed in Schedules "C" or "D" hereto;

      (pp) No Encumbrances. Other than the Assumed Accounts Payable and Liabilities and the indebtedness of the Vendors to the CIT
            Group/Credit Finance, Inc., there is no indebtedness to any person which does, by operation of law or otherwise, now or hereafter constitute or be capable of forming an Encumbrance, except a Permitted Encumbrance, upon any of the Purchased Assets and, save as aforesaid, there is no Indebtedness of any kind whatsoever relating to the Business in respect of which the Purchasers may become liable on or after the Closing Date;

      (qq) Location. All of the Purchased Assets are in the Vendors' possession at the Premises;

      (rr) Condition. All tangible rights, assets and properties comprising the Purchased Assets are, considered as a whole, in good condition and repair and (where applicable) are in proper working order, ordinary wear and tear excepted, having regard to the use and age thereof;

      (ss) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Purchased Assets;

      (tt) Insurance. The Vendors maintain the public liability insurance and insurance against loss or damage to the Purchased Assets and the Business as described in Schedule "H" hereto;

The Purchased Assets - Equipment

      (uu)   Equipment.   The  Equipment  has  been  maintained  in  a  manner
            consistent with that of a reasonably prudent owner;

      (vv) Leased Equipment. The Leased Equipment is leased by the Vendors on normal business terms from persons with whom the Vendors deal at arm's length and are in the Vendors' possession at the Premises;

The Purchased Assets - Goodwill and Other Assets

      (ww) Goodwill. The Vendors carry on the Business only under the name "Boggs & Company", "JKG Group, Inc.", and variations thereof and under no other business or trade names. The Vendors have the legal right to use one or both of their corporate names in the States of North Carolina, South Carolina, and Florida and to the knowledge of the Vendors and the Covenantors Virginia, Tennessee and Georgia and neither of the Vendors nor any of the Covenantors is aware of any names similar to Boggs & Company or JKG Group, Inc. in use in any areas where the Business is conducted. None of
            the  Vendors  or  the   Covenantors   has  any  knowledge  of  any
            infringement by the Vendors of any patent, trademark, copyright or trade secret;

Environmental Compliance

      (xx) Leasehold Property Use. Neither the Leasehold Property nor, to the knowledge of the Vendors and the Covenantors, any property adjacent to or within the immediate vicinity of the Leasehold Property is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Material or as a landfill or other waste disposal site, or for military purposes, other than as disclosed in Schedule "J" hereto;

      (yy) Storage Tanks. No underground storage tanks are or have ever been located on the Leasehold Property, other than as disclosed in Schedule "J" hereto;

      (zz) Condition of Leasehold Property. The soil, subsoil, bedrock, surface water and ground water of the Leasehold Property are free of any Hazardous Material other than as disclosed in Schedule "J" hereto;

      (aaa) No Release of Hazardous Materials. There has been no release nor is there the threat of any release of any Hazardous Material on, at or from the Leasehold Property or, to the knowledge of the Vendors and the Covenantors, any property adjacent to or within the immediate vicinity of the Leasehold Property which through soil, subsoil, bedrock, surface water or ground water migration could come to be located on the Leasehold Property, and neither the Vendors nor the Covenantors have received any form of notice or inquiry from any federal, state or municipal governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Leasehold Property or, to the knowledge of the Vendors or the Covenantors, any property adjacent to or within the immediate vicinity of the Leasehold Property or any other person with respect to a release or the threat of a release of any Hazardous Material on, at or from the Leasehold Property or any property adjacent to or within the immediate vicinity of the Leasehold Property other than as disclosed in Schedule "J" hereto;

      (bbb) No Legal Proceedings. There are no actions, suits, claims or proceedings, whether pending or threatened against or materially adversely affecting, or which could materially adversely affect, the Leasehold Property or the Purchased Assets that arise out of, relate to or result from

            (i)   a   violation   or  alleged   violation   of  any   applicable
                  Environmental Laws or non-compliance or alleged non-compliance with any Environmental Permits,

            (ii) the presence of any Hazardous Material or a release or the threat of a release of any Hazardous Material on, at or from the Leasehold Property or any property adjacent to or within the immediate vicinity of the Leasehold Property, or

            (iii) human exposure to any Hazardous Material or noises, vibrations or nuisances of any kind to the extent that they arise from the condition of the Leasehold Property or the ownership, use, operation, sale or other disposition of the Leasehold Property other than as disclosed in Schedule "J" hereto;

      (ccc) Environmental Permits. All Environmental Permits required by the Vendors in connection with the use of the Leasehold Property and the operation of the Business have been obtained by the Vendors and are in full force and effect, and there are no outstanding orders, notices or similar requirements related thereto issued by any federal, state, municipal, foreign or international government or regulatory body under any applicable Environmental Laws with respect thereto other than as disclosed in Schedule "J" hereto. Attached hereto as Schedule "K" is a true and complete list of all Environmental Permits necessary or reasonably required by the Vendors to own and operate the Leasehold Property and to conduct the Business in the manner in which the Vendors are presently conducting same;

      (ddd) Compliance with Environmental Laws. The Vendors are using the Leasehold Property and conducting the Business in compliance with all Environmental Laws, and the Vendors have never been convicted of, nor charged with, any offense for non-compliance with any Environmental Laws, nor defaulted in reporting to the appropriate governmental or regulatory authority on the release of any Environmental Material or the occurrence of any event which is required to be reported under any Environmental Laws other than as disclosed in Schedule "K" hereto;

      (eee) Documents and Records. The Vendors have maintained all documents and records relating to its operation of the purchased business and the ownership of the Leasehold Property in full compliance with all Environmental Laws; and

      (fff) No Environmental Audit. Neither the Vendors nor the Covenantors have ever conducted or caused to be conducted an Environmental Audit nor, to the knowledge of the Vendors, has the Leasehold Property ever been the subject of an Environmental Audit other than as disclosed in Schedule "J" hereto.

Representations and Warranties in Closing Documents

4.2 All statements contained in any certificate or other instrument delivered by or on behalf of the Vendors or the Covenantors pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Vendors and the Covenantors hereunder.

Non-Merger and Survival

4.3 Unless otherwise stated herein, the representations and warranties of the Vendors and the Covenantors contained herein will be true at and as of the Time of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Purchasers, the representations and warranties of the Vendors and the Covenantors shall survive the Closing and will remain in full force and effect for a period of two (2) years thereafter.

Indemnity

4.4 The Vendors and the Covenantors jointly and severally agree to indemnify and save harmless the Purchasers from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Vendors and the Covenantors to defend any claim as herein provided), resulting from the breach by any of them of any representation or warranty of such party under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendors or the Covenantors to the Purchasers (a "Loss"), subject to the following qualifications and limitations:

      (a) the Purchasers must give written notice of the Loss to the Vendors or the Covenantors or any of them setting forth the nature of the Loss on or before the date which is two (2) years from the Closing Date;

      (b) the Purchasers shall not make any claim against any Vendor or Covenantor for any indemnification pursuant to this section 4.4 unless and until the aggregate liability therefore of any or all the Vendors and Covenantors combined exceeds $35,000 in the aggregate and the Purchasers further agree that in such event the Purchasers shall be entitled to such indemnification only for liability in excess of $20,000; and

      (c) the liability of a particular Vendor or Covenantor for a Loss is limited in all instances, except as specifically provided below in  this  paragraph  (c),  to  100%  of the  value  of  the  total consideration received by that particular Vendor or Covenantor directly or indirectly as a holder of Vendor Shares, from the Purchasers (and for the purpose of determining such value, each of the Americlean Shares so received shall have a deemed value equal to the Average Trading Price at the time at which the Vendors or Covenantors or any of them are notified of the said Loss notwithstanding their value at the Time of Closing); provided further that the liability of a particular Vendor or Covenantor for a Loss shall not be limited, nor shall paragraph
            (b) of this section 4.4 apply, if such Loss arises from any bad faith and willful omission to disclose any material information or fact concerning a matter which is actually known to that particular Vendor or Covenantor, or a breach of any representation and warranty of that particular Vendor or Covenantor set forth in paragraphs 4.1 (cc), (dd), (jj), (kk), and (pp) hereof.

Notice and Defense of Third Party Claims

4.5 If any  action,  claim or  proceeding  shall be  brought or  asserted  under section 4. 4 against the Purchasers in respect of which indemnity is claimed due hereunder from the Vendors and the Covenantors or any of them (such of the
Vendors or the Covenantors against whom a claim of indemnity is made being referred to in this section 4.5 individually as an "Indemnitor" and collectively as the "Indemnitors"), the Purchasers shall give prompt written notice of such action or claim to the Indemnitors, together with copies of all material documents, correspondence and pleadings in connection therewith. If the
Indemnitors consider such claim to be a claim for which the Indemnitors are required to indemnify the Purchasers, the Indemnitors shall assume the defense thereof including the employment of counsel satisfactory to the Purchasers, acting reasonably, and the payment of all expenses related thereto; provided that no delay or failure to so notify any Indemnitor shall relieve such Indemnitor of his obligations hereunder except to the extent, if at all, that he is prejudiced by reason of such delay or failure. The Purchasers shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof at their own expense; provided that if the Purchasers are named as parties and the Purchasers shall in good faith determine that representation of the Purchasers and the Indemnitors by the same legal counsel is inappropriate, the Purchasers may engage independent counsel whose fees and expenses shall be borne by the Indemnitors if the Indemnitors are determined to be liable to the Purchasers under their indemnity. If the Indemnitors, or any of them, within ten (10) days after receipt of notice of any such action or claim, fail to assume the defense thereof, the Indemnitors shall be deemed to have given notice to the Purchasers that the Indemnitors do not consider the claim or action to be one for which they are obligated to indemnify the Purchasers hereunder. Thereupon, the Purchasers shall have the right, but not the obligation, to undertake the defense, compromise or settlement of such action, claim or proceeding in their own names, subject to the right of the Indemnitors or any of them to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Purchasers at any time, prior to the settlement, compromise or final determination thereof. If the Indemnitors do not undertake the defense, compromise or settlement of such action, claim or proceeding, they shall not be entitled to challenge the validity or merits of such proceedings, settlement or compromise in any subsequent arbitration proceedings to determine the liability of the Indemnitors in any claim of indemnity by the Purchasers hereunder, provided that the Purchasers have acted reasonably and in good faith in the defense, compromise or settlement of such action. If the Purchasers undertake the defense of such action or claim and believe in good faith that the Purchasers have a valid claim against the Indemnitors or any of them in connection therewith under the indemnity provisions of this Agreement, then notwithstanding section 15.1 hereof the Purchasers may, but shall not be obliged, to join the Indemnitors or any of them as parties to the proceedings brought by the third party claimant against the Purchasers. If the Indemnitors or any of them are not named as parties to those proceedings, or if they are so named but there is no determination as to the issue of the liability of the Indemnitors or any of them to the Purchasers in those proceedings, then the Purchasers or the Indemnitors or any of them may refer the dispute as to the liability of the Indemnitors or any of them to the Purchasers under the indemnity provisions hereof to arbitration in accordance with section 15.1 hereof. Anything in this section 4.5 to the contrary notwithstanding, the Vendors shall not, without the Purchasers' prior written consent, which consent shall not be unreasonable withheld, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than monetary damages paid by the Vendors, provided that the Vendors may, without the Purchasers' prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of monetary damages by the Vendors and that includes as an unconditional term thereof the full and final release by the claimant or the plaintiff of the Purchasers from all liability in respect of such action, claim or proceeding.

                                    ARTICLE 5
                 COVENANTS OF THE VENDORS AND THE COVENANTORS

Covenants

5.1 The Vendors and the Covenantors jointly and severally covenant and agree with the Purchasers that from and after the date of execution of this Agreement to the Closing Date:

      (a) as soon as any of the Vendors or the Covenantors has determined that a state of facts exists which results in or is reasonably likely to result in

            (i) a representation or warranty contained in section 4.1 hereof being untrue or incorrect in any material respect,

            (ii) the non-fulfillment of any of the conditions precedent set forth in section 11.1 hereof, or

            (iii) any change in any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business, including changes arising as a result of any legislative or regulatory change, revocation of any license, Permit or right to do business, or any change in any Indebtedness of the Business or any of the Purchased Assets, other than changes in the usual and ordinary course of the operation of the Business, which taken as a whole, materially and adversely affects any of the Purchased Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Business the Vendors and the Covenantors will notify the Purchasers of such state of facts;

      (b) except with the prior written consent of the Purchasers, neither the Vendors nor the Covenantors will willfully do or fail to do anything that would result in any of the representations and warranties set forth in section 4.1 hereof not being true and correct in all material respects at the time of Closing;

      (c) the Vendors and the Covenantors will cooperate in good faith with the Purchasers to obtain any release, waiver, consent or approval that the Purchasers, acting reasonably, may advise is required in order that none of the execution and delivery of this Agreement, the completion of the transactions contemplated hereby, or the observance and performance of the obligations of the Vendors and the Covenantors herein will

            (i) constitute or result in a material breach of or a material default under, or an event which, with the giving of notice or lapse of time or otherwise, would constitute or result in a material breach of or material default under, or

            (ii)  give to any  other  person,  after  the  giving  of  notice or
                  otherwise,   any  right  of   termination,   cancellation   or
                  acceleration in or with respect to

            any indenture, mortgage, deed of trust, agreement, contract, lease, franchise, certificate, consent, Permit, licence or other instrument or commitment to which any of the Vendors or the Covenantors is a party or is subject, or by which they are bound or from which they derive benefit or which is required or desirable for the conduct in the usual and ordinary course of the operation of the Business;

      (d) the Vendors and the Covenantors will cooperate in good faith with the Purchasers to obtain all necessary releases, waivers, consents and approvals, including all necessary approvals from the lessors of each of the Leasehold Property and the Leased Equipment and all relevant governmental authorities, as may be required to validly and effectively transfer the Purchased Assets to Boggs 1998 as contemplated by this Agreement and all such releases, waivers, consents and approvals will be in a form, and upon such terms, as may be reasonably acceptable to the Purchasers;

      (e) each of the Vendors and the Covenantors will take or cause to be taken all proper corporate proceedings and related steps and actions on their part (including the approval of the sale by the directors and shareholders of the Vendors) to enable them to vest a good and marketable title in Boggs 1998 to the Purchased Assets, free and clear of all Encumbrances, except the Permitted Encumbrances;

      (f) the Vendors and the Covenantors will use good faith efforts to make all necessary applications for, and each of the Vendors and the Covenantors will cooperate with the Purchasers to obtain, all necessary approvals of the relinquishment and reissue or the transfer to Boggs 1998 of all Permits;

      (g) the Vendors will maintain in force policies of insurance heretofore maintained;

      (h) the Vendors will take reasonably good care of all the Purchased Assets and do all reasonably necessary repairs and maintenance to such assets as are used by the Vendors in the usual an ordinary course of the operation of the Business, and take reasonable care to protect and safeguard the Purchased Assets;

      (i) the Vendors and the Covenators agree to indemnify and hold the Purchasers harmless from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses arising from the Vendors' failure to comply with applicable bulk sales legislation.

      (j) the Vendors and the Covenantors will permit the Purchasers, their officers, directors, agents, professional advisors, or other authorized representatives at any time and from time to time to inspect the Purchased Assets, the Business, the Books and Records and to inspect, review, audit and copy any or all information relating thereto or to any other transactions between the parties hereto wherever and however such information may be stored, and for these purposes will permit such persons at any time and from time to time upon reasonable notice and during regular business hours to enter into or upon any premises, lands or buildings where the Purchased Assets or any such information is or may be, or where the Business is conducted and, in the event that use of a computer system is required to access such information, will allow such persons the use of its computer system for such purposes and will provide assistance in that regard. If for any reason such information cannot be accessed and retrieved at the Vendors' premises, the Vendors will permit such persons to remove the medium in which such information is or may be stored from the Vendors' premises to any other place which has a computer system that will give such persons the opportunity to retrieve, record and copy such information, and will permit such persons to reproduce and retain a copy of any such information in any format whatsoever. The Vendors will immediately deliver to the Purchasers upon request from time to time all computer software, tapes, disks, drums, cards, books of account, records, ledgers, agreements, licenses, permits, consents, correspondence, schedules, documents, statements, lists, and other writings relating to the Purchased Assets or the Business and such other documents and information as the Purchasers may from time to time reasonably request, for the purpose of inspecting, reviewing, auditing and copying the same;

      (k) the Vendors will not sell, consume or dispose of or transfer possession of any of the Purchased Assets except those sold, consumed or disposed of in the usual and ordinary course;

      (l) the Vendors will conduct the Business only in the usual and ordinary course, endeavour to preserve the organization of the Business intact and keep available the services of the present officers and employees (subject to voluntary resignations and dismissals in accordance with proper business practice) and preserve the goodwill of the suppliers and customers and others having business relations with the Vendors relating to the Business;

      (m) the Vendors will make all necessary tax, governmental and other filings in a timely fashion;

      (n)    the Vendors shall

            (i) pay to all employees in the Business, as listed on Schedule "N" hereto, all wages, salaries and bonuses and all amounts due in lieu of holiday pay and other benefits up to and including the Closing Date, and

            (ii)   use good faith best efforts to obtain,  in conjunction with the offers of employment from Boggs 1998 described in paragraph 7.1 hereof, resignations from all of the employees listed on Schedule "N" hereof, provided that the resignations of those employees to whom Schedule "N" hereof specifies that Boggs 1998 will not make offers of employment shall not be obtained in conjunction with any offer employment;

      (n) the Vendors will use their reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement including satisfaction of the conditions precedent set forth in section 11.3 hereof and the covenants set forth in this section 5.1 provided that notwithstanding the foregoing, neither of the Covenantors shall have any obligation to advance any funds to the Vendors or to guarantee any obligations of the Vendors.

Enduring

5.2 From and after the execution of this Agreement, both before and after the Closing Date, each of the Vendors and the Covenantors covenants and agrees with the Purchasers that:

      (a) the Vendors and the Covenantors will execute and do all such further deeds, acts, things and assurances as may be requisite in the reasonable opinion of the Purchasers' solicitors for more perfectly and absolutely assigning, transferring, assuring to and vesting in Boggs 1998 title to the Purchased Assets, free and clear of the Encumbrances except the Permitted Encumbrances;

      (b) the Vendors and the Covenantors will at the request of the Purchasers take and cause to be taken all necessary corporate proceedings and make all necessary filings on its part to effect a change of its name to some name of which the name "Boggs & Company" or any similar name does not form a part and will at the request of the Purchasers deliver such consent as may be required to enable Boggs 1998 to use a name of which the same name "Boggs & Company" or any similar name forms a part;

      (c) the Vendors and the Covenators will continue the ongoing environmental remediation of the property located at 3931 Glenwood Drive, Charlotte, North Carolina as disclosed in the monitoring report prepared by Triangle Environmental, Inc. dated November, 1998;

      (d) for a period of sixty days following the Closing Date, the Vendors shall permit Boggs 1998 to continue to occupy and use the property located at 3931 Glenwood Drive, Charlotte, North Carolina at the cost and expense of Boggs 1998 provided that such costs and expenses are consistent with what is paid by the Vendors to the Covenantors in respect of the said property prior to the Closing Date, being the sum of $4,700 per month plus taxes and Boggs 1998 hereby agrees to indemnify and save harmless the Covenantors from any and all liabilities incurred by them in their capacities as landlords of that property during the said period and for greater certainty, Boggs 1998 will not be required to indemnify the Covenantors for any such liabilities incurred prior to the Closing Date. On or before the expiry of such sixty day period, Boggs 1998 shall at its expense move the Business and Purchased Assets to a new location of its choice; and

      (e) each of the Vendors and the Covenantors, and any and all of their agents, employees, representatives, relatives and other persons who acted on behalf of the Vendors or the Covenantors and were or are involved in any negotiations relating to this Agreement, or had, have, will or may have any knowledge about any part in such negotiations, will not, without the prior written consent of the Purchasers, reveal or disclose any of the terms of this Agreement, any portion of this Agreement or any of the transactions contemplated hereby, and will keep strictly confidential the terms of this Agreement, all information, communications, documents and material of any kind and in any form whatsoever, whether written, oral, technical, copied or relating to this Agreement and any of the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each of the Vendors and the Covenantors shall be permitted to disclose the terms of this Agreement to any governmental authority which lawfully requires any of the Vendors and the Covenantors to do so, and each of the Vendors and the Covenantors shall be permitted to disclose any information which is within the public domain. Each of the Vendors and the Covenantors acknowledge that breach of the covenants contained in this paragraph will result in damage to the Purchasers, that such damage will be difficult to determine and that the Purchasers could not be adequately compensated for such damage by monetary award. Accordingly, in the event of a breach of any of the covenants contained in this paragraph, in addition to any and all other remedies available to the Purchasers are law or in equity, each of the Vendors and the Covenantors hereby consent to the covenants, and each of them, contained in this paragraph being enforced by temporary or permanent injunction, restraining order or declaration, or all of such relief, and to such enforcement being without the necessity of a bond. Each of the Vendors and the Covenantors acknowledge and agree that the scope of this paragraph is reasonable and commensurate with protection of the legitimate interests of the Purchasers.

                                    ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Representations and Warranties

6.1 The Purchasers represent and warrant to the Vendors, with the intent that the Vendors will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

      (a) Incorporation. Americlean is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Delaware Department of State and Boggs 1998 is a corporation duly incorporated and validly subsisting under the laws of the State of North Carolina, and is in good standing with the office of the North Carolina Department of State;

      (b) Corporate Capacity. The Purchasers have the power and capacity to own their assets and to carry on their business as presently being carried on by them, and to enter into this Agreement and to carry out the transactions contemplated hereby;

      (c) Authorization and Enforceability. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchasers and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms;

      (d)    Authorized  and  Issued  Capital.   The  authorized   capital  of
             Americlean consists of 50,000,000 shares of common stock,  $0.0001 par value and 5,000,000 shares of preferred stock. $0.0001 par value, of which 1,773,629 shares of common stock (on an undiluted basis) and no shares of preferred stock are presently issued and outstanding and the authorized capital of Boggs 1998 consists of 100,000 shares of common stock of which 100 shares are presently issued and outstanding;

      (e) Acquisition Shares. The Acquisition Shares when delivered pursuant to Article 2 hereof shall be validly issued and outstanding as fully paid and non-assessable shares, subject to the provisions of this Agreement, and the Acquisition Shares shall be transferable upon the books of Americlean, in all cases subject to the provisions and restrictions of all applicable securities laws;

      (f) Over-the-Counter Bulletin Board Listing. The Americlean Shares are quoted for trading on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. (the "NASD"), and Americlean is current in its filings with the NASD;

      (g) Carrying on Business. Americlean carries on business in Alberta and British Columbia and does not carry on business in any other jurisdiction, and neither the ownership of its assets nor the nature of its business requires Americlean to be qualified in any other jurisdiction;

      (h)   No  Bankruptcy.  The  Purchasers  are not  insolvent  and  have  not committed an act of insolvency, nor have they made any voluntary assignment or proposal under the applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Purchasers, nor any order made or resolution passed for the winding up, dissolution, or liquidation of the Purchasers;

      (i) Licenses. To the best of the knowledge, information and belief of Americlean, Americlean holds all licenses and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing;

      (j) Applicable Laws. Americlean has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it, the violation of which would have a material adverse effect on Americlean, and to the best of the knowledge, information and belief of Americlean, Americlean is not so in breach;

      (k) Charter Documents. The charter documents of the Purchasers have not been altered since the incorporation of the Purchasers, except as filed in the record book of the Purchasers;

      (l) Books and Records. The books and records of the Purchasers fairly and correctly set out and disclose in all material respects the financial position of the Purchasers, and all material financial and other transactions of Purchasers relating to its business have been accurately recorded in such books and records; and

      (m) No Violation or Breach. The performance of this Agreement will not

            (i) violate the charter documents of the Purchasers or result in any breach of, or default under, any other agreement to which the Purchasers are a party,

            (ii) give any person any right to terminate or cancel any agreement or any right or rights enjoyed by the Purchasers,

            (iii) result in any alteration of the Purchaser's  obligations under any agreement to which the Purchasers are a party, or

            (iv) violate any Court order or decree to which the Purchasers are subject.

Non-Merger and Survival

6.2 The representations and warranties of the Purchasers contained herein will be true at and as of the Time of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Vendors, the representations and warranties of the Purchasers shall survive the Closing and will remain in full force and effect for a period of two (2) years thereafter.

Indemnity

6.3 The Purchasers agree to jointly and severally indemnify and save harmless the Vendors and each of them from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses (collectively, "Losses") resulting from any misrepresentation or breach of warranty on the part of the Purchasers under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendors by the Purchasers hereunder, subject to the following qualifications and limitations:

      (a) the Vendors must give written notice of the claim to the Purchasers setting forth the nature of the claim on or before the date which is two (2) years from the Closing Date;

      (b) a particular Vendor shall not make any claim against the Purchasers for any indemnification pursuant to this section 6.3 unless the liability therefore of the Purchasers to the Vendors considered collectively exceeds $35,000 in the aggregate and the Vendors further agree that in such event the Vendors shall together be entitled to such indemnification only for liability in excess of $20,000;

      (c) the liability of the Purchasers to a particular Vendor for breach of any representation or warranty hereunder is limited in all instances to 100% of the value of the consideration received by that particular Vendor from the Purchasers at any time for his portion of the Vendor Shares (and for the purpose of determining such value, each of the Americlean Shares received by that particular Vendor shall have a deemed value equal to the Average Trading Price at the time at which the Purchasers are notified of the said claim notwithstanding their actual value at the time that any such liability is determined or is payable) provided further that the liability of a particular Purchaser for a Loss shall not be limited, nor shall paragraph (b) of this section 6.3 apply, if such Loss arises from any bad faith and willful omission to disclose any material information or fact concerning a matter which is actually known to that particular Purchaser, or a breach of any representation and warranty of that particular Purchaser set forth in paragraph 6.1 (m) hereof.

6.4 In addition to and without limiting the extent of this Article 6, the Purchasers agree to jointly and severally indemnify and hold the Vendors and the Covenantors harmless from and against any and all Losses related to the breach or default of the Vendors or the Covenantors of any contract or agreement with The CIT Group/Credit Finance, Inc. caused by the completion of the transactions contemplated by this Agreement by the Vendors or the Covenantors.


                                    ARTICLE 7
                           COVENANTS OF THE PURCHASERS

Guarantees

7.1 The Purchasers jointly and severally covenant and agree with the Vendors and the Covenantors that they:

      (a) will cause the Covenantors and Gene Rutherford to be released from the Guarantees listed in Schedule "P" hereto and cause the Vendors to be released and relieved from all liabilities to The CIT Group/Credit Finance, Inc. at or prior to Closing and will secure the assignment to and the assumption by Boggs 1998 of the Assumed Accounts Payable and Liabilities and the Assumed Contracts;

      (b) will, from and after the Closing Date, indemnify and save the Covenantors harmless from and against any claims, demands, actions, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Vendors or the Covenantors or which the Vendors or Covenantors may suffer or incur in respect of or related to the Guarantees, the Assumed Accounts Payable and Liabilities or the Assumed Contracts specifically including without limitation the liability of the Vendors to The CIT Group/Credit Finance, Inc.;

      (c) will, from and after the Closing Date, defend, indemnify and hold harmless the Vendors and the Covenantors, their heirs, personal representatives, successors and assigns, from and against any and all claims, judgments, damages, liens, administrative orders, consent agreements and orders, liabilities, penalties, costs, fees and expenses (including without limitation attorneys' and engineer's fees and expenses) of any kind, including claims by any third party or governmental agency, arising directly or indirectly from or in connection with any conditions existing on the Leasehold Property which arise out of Boggs 1998's use, storage, treatment, release, disposal of Hazardous Materials on the Leasehold Property or into or upon any land, body of water or the atmosphere adjacent to the Leasehold Property or the failure by Boggs 1998 to comply with
            Environmental Laws provided that such events occur after the Closing Date and are not caused by the willful act or negligence of the Vendors or the Covenantors and provided that such defense and indemnification is not prohibited by public policy;

      (d) will satisfy all disclosure requirements of all securities laws and regulations applicable to the Acquisition Shares and the transactions contemplated herein, including without limitation all applicable SEC disclosure requirements;

      (e) on and after the Time of Closing, assume and pay in the normal course the Assumed Accounts Payable and Liabilities and indemnify and save the Vendors and the Covenantors harmless of and from all claims, demands, suits and actions in respect thereof;

      (f) on and after the Time of Closing, assume, perform and discharge all obligations arising under the Assumed Material Contracts;

      (g) on the Closing Date Boggs 1998 shall offer employment to those employees listed in Schedule "N" attached hereto employed on the Closing Date in connection with the Business, save and except those persons identified on Schedule "N" attached hereto as persons to whom employment shall not be offered by Boggs 1998, on substantially the terms and conditions of their employment in effect on the Closing Date; and

      (h) the Purchasers will use their reasonable best efforts to take all action and to do all such things necessary in order to consummate and make effective the transactions contemplated by this Agreement on or before the Closing Date, including satisfaction of the conditions precedent set forth in section 11.1 hereof and the covenants set forth in this section 7.1.

Survival

7.2 The covenants set forth in this Article 7 shall survive the Closing and continue in full force and effect for the benefit of the Vendors and the Covenantors for the respective periods stipulated therein.

                                    ARTICLE 8
                                 LINE OF CREDIT

      The Vendors and the Covenantors shall cooperate in good faith with the Purchasers to cause the Vendors to maintain until the Time of Closing its present operating line of credit of up to $3,000,000 with The CIT Group/Credit Finance, Inc. The Vendors and the Covenantors represent to the Purchasers that such line of credit is in the aforesaid amount, that it is secured by the accounts receivable and other assets of the Vendors, and any draws on the line of credit are subject to the terms and conditions of said loan contained in Schedule "D" attached hereto.


                                    ARTICLE 9
                 EMPLOYMENT AGREEMENTS AND OPTION AGREEMENTS

      At the Time of Closing, Boggs 1998 shall enter into the Employment Agreements with each of the Covenantors pursuant to which each of them will provide services to Boggs 1998 and Americlean shall enter into the Option Agreements with each of the Covenantors. The Employment Agreements and Option Agreements shall be substantially in the form of Schedule "Q" hereto.


                                   ARTICLE 10
                           LEASE ADJUSTMENT AGREEMENT

      At the Time of Closing, Boggs 1998 shall enter into the Lease Adjustment Agreement with the Vendors pursuant to which Boggs 1998 will agree to compensate the Covenantors for certain losses which they may suffer arising from the lease of the property located at 3931 Glenwood Drive, Charlotte, North Carolina. The Lease Adjustment Agreement shall be substantially in the form of Schedule "S"" hereto.


                                   ARTICLE 11
                              CONDITIONS PRECEDENT

Conditions Precedent in favour of the Purchasers

11.1 The Purchaser's obligation to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Time of Closing:

      (a) all documents or copies of documents required to be executed and delivered to the Purchasers hereunder will have been so executed and delivered;

      (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed in all material respects by the Vendors and the Covenantors at or prior to the Closing will have been complied with or performed and the representation and warranties of the Vendors and the Covenantors shall be true in all material respects at the Time of Closing;

      (c) title to the Purchased Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, Encumbrances or other claims whatsoever, except for the Permitted Encumbrances, provided however that this paragraph 11.1(c) shall not constitute a condition precedent to the Purchasers' obligations if title to the Purchased Assets is not free and clear due to any security interest in favour of The CIT Group/Credit Finance, Inc.;

      (d) subject to Article 12 hereof and except as disclosed to the Purchasers in writing prior to the date hereof, there will not have occurred since the date of this Agreement

            (i)    any material  adverse  change in the financial  position or condition of the Vendors, their liabilities or the Purchased Assets or any damage, loss or other change in circumstances materially and adversely affecting the
                  Vendors, the Business or the Purchased Assets or the Vendors' right to carry on the Business, other than changes in the ordinary course of business and trends identified to the Purchasers prior to the date hereof, none of which has been materially adverse, or

            (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Vendors' or the Business (whether or not covered by insurance) materially and adversely affecting the Vendors, the Business or the Purchased Assets;

      (e) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

      (f) on or before the Closing Date:

            (i) no governmental authority shall have enacted any statue, regulation or bylaws or announced any policy that will materially and adversely affect the Business, any of the Purchased Assets or the right of the Purchasers to the full enjoyment of the Purchased Assets, and

            (ii) no injunction or restraining order of a court of administrative tribunal or competent jurisdiction shall be in effect which prohibits the transactions contemplated hereunder and no action or proceeding shall have been instituted and remain pending before any such court or administrative tribunal to restrain or prohibit the transactions contemplated hereby.

Waiver by Americlean

11.2 The conditions precedent set out in section 11.1 hereof are inserted for the exclusive benefit of the Purchasers and any such condition may be waived in whole or in part by the Purchasers at or prior to the Closing by delivering to the Vendors a written waiver to that effect signed by the Purchasers. In the event that the conditions precedent set out in section 11.1 hereof are not satisfied on or before the Time of Closing the Purchasers shall be released from all obligations under this Agreement.

Conditions Precedent in Favour of Vendors

11.3 Subject to section 11.5 hereof, the obligation of the Vendors to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Time of Closing:

      (a) all documents or copies of documents required to be executed and delivered to the Vendors hereunder will have been so executed and delivered;

      (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed in all material respects by the Purchasers at or prior to the Closing will have been complied with or performed and the representation and warranties of the Purchasers shall be true in all material respects at the Time of Closing;

      (c) Americlean will have delivered the Hold-back Shares and the Hold-back Amount to the Escrow Agent and the Acquisition Shares will be registered on the books of Americlean in the name of the Vendors at the Time of Closing and the remaining Purchase Price will be delivered directly to the Vendors;

      (d) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as provided for in this Agreement;

      (e) the Covenantors and Gene Rutherford shall have been fully and completely released from their obligations under the Guarantees and the Vendors shall have been fully and completely released from their obligations with respect to or related to the Assumed Accounts Payable and Liabilities and indebtedness to The CIT Group/Credit Finance, Inc.; and

      (f) the transaction contemplated herein shall not cause a default or breach of any contract that either Vendor is a party to unless Boggs 1998 agrees to unconditionally indemnify and hold each Vendor harmless from any and all liability related thereto.

Waiver by Vendors

11.4 Subject to section 11.5 hereof, the conditions precedent set out in section
11.3 hereof are inserted for the exclusive benefit of the Vendors and any such condition may be waived in whole or in part by the Vendors at or prior to the Closing by delivering to the Purchasers a written waiver to that effect signed by the Vendors. In the event that the conditions precedent set out in section
11.3 hereof are not satisfied on or before the Time of Closing the Vendors shall be released from all obligations under this Agreement.

No Waiver of Paragraph 11.3(e)

11.5 The Vendors agree that the condition precedent contained in section 11.3(e) hereof which provides that the Covenantors and Gene Rutherford shall have been fully and completely released from their obligations under the Guarantees prior to the completion of the transactions contemplated hereby will not be waived by the Vendors until such time as The CIT Group/Credit Finance, Inc. has agreed in writing to release the Vendors from their obligations to The CIT Group/Credit Finance, Inc. and to release the Covenantors from their obligations under the Guarantees and a copy of such agreement is delivered to Americlean.

Nature of Conditions Precedent

11.6 The conditions precedent set forth in this Article 11 are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article 11.

Termination

11.7 Notwithstanding any provision herein to the contrary, save and except for sections 11.8 and 11.9 hereof, if Closing does not occur on or before March 3, 1999, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

11.8 The parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to section 11.7 hereof, the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from the Vendors and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Americlean will be required to issue one or more news release respecting the proposed transactions contemplated hereby.

Transaction Costs

11.9 At the Time of Closing the Vendors and the Covenantors shall provide to the Purchasers a statement of all accounting, legal and other costs incurred by the Vendors prior to the Time of Closing directly related to completing the transactions contemplated herein and excluding costs which would otherwise be incurred by the Vendors in the ordinary course (the "Transaction Costs"). The Vendors agree that the Transaction Costs, to the extent that they were not paid by the Vendors prior to the Time of Closing from the Advance, shall be deducted from Closing Price and, if necessary, the Hold-back Amount.

                                   ARTICLE 12
                                      RISK

      If any material loss or damage to the Purchased Assets occurs prior to Closing and such loss or damage, in the Purchasers' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, the Purchasers shall, within seven (7) days following any such loss or damage, by notice in writing to the Vendors, at their option, either:

      (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

      (b) elect to complete the purchase of the Purchased Assets and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to the Purchasers' obligations to carry out the transactions contemplated hereby, be vested in the Purchasers or otherwise adequately secured to the satisfaction of the Purchasers on or before the Closing Date.


                                   ARTICLE 13
                                     CLOSING

Closing

13.1 The purchase and sale of the Purchased Assets, the assumption of the Assumed Accounts Payable and Liabilities and the other transactions contemplated by this Agreement will be closed at the Place of Closing and Time of Closing in accordance with the closing procedure set out in this Article 13.

Documents to be Delivered by Vendors and the Covenantors

13.2 On or before the Closing, the Vendors and the Covenantors will deliver or cause to be delivered to the Purchasers:

      (a) certificates of status in respect of the Vendors and a certificate of incumbency in respect of the authorized signatories of the Vendors;

      (b)   a statutory  declaration  of the  Presidents  of the Vendors and the
            Covenantors dated the Closing Date to the effect that the representations and warranties of the Vendors contained in this Agreement are true and correct and that the covenants and agreements of the Vendors and the Covenantors to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

      (c) all deeds of conveyance, bills of sale, transfer and assignments, duly executed in form and content satisfactory to the Purchasers' solicitors, appropriate to effectively vest good and marketable title to the Purchased Assets in Boggs 1998 to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is necessary or desirable;

      (d) all consents or approvals required by this Agreement to be obtained by the Vendors;

      (e)    possession of the Purchased Assets;

      (f) a statement of the Assumed Accounts Payable and Liabilities signed by the Vendors;

      (g) available evidence of the transfer to Boggs 1998 or acquisition by Boggs 1998 of all Permits;

      (h) duly executed releases of, or evidence to the reasonable satisfaction of the Purchasers as to the discharge of any and all Indebtedness which Boggs 1998 has not agreed to assume and which may be enforceable against any of the Purchased Assets being purchased hereunder;

      (i) certified copies of such resolutions of the shareholders and directors of the Vendors as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

      (j) an acknowledgement from each of the Vendors of the satisfaction of the conditions precedent set forth in section 11.3 hereof;

      (k)    the Employment Agreements, duly executed by  the Covenantors;

      (l) the Option Agreements, duly executed by each of the Vendors;

      (m) the Escrow Agreement, duly executed by each of the Vendors;

      (n) the Lease Adjustment Agreement, duly executed by each of the Vendors;

      (o) the favourable legal opinion of the Vendors' solicitors, in form reasonably satisfactory to the Purchaser's solicitors stating that the Vendors have the corporate authority to own the Purchased Assets, conduct the Business, execute and deliver this Agreement and undertake and complete the transactions contemplated hereby, that all necessary steps and corporate proceedings have been taken by the Vendors and the Covenantors to permit the sale of the Purchased Assets under this Agreement and that this Agreement and all other agreements and instruments required hereunder have been duly and validly authorized, executed and delivered by each of the Vendors and Covenantors and are legal, valid and binding obligations of each of the Vendors and the Covenantors in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors generally; and

      (p) such other documents as the Purchasers may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by the Purchasers

13.3 On or before the Closing, the Purchasers shall deliver or cause to be delivered to the Vendors, the Covenantors or the Escrow Agent, as applicable:

      (a)   certificates   of  status  in  respect  of  the   Purchasers  and  a
            certificate of incumbency in respect of the authorized signatories of the Purchasers;

      (b) a certified cheque, bank draft or solicitor's trust cheque made payable to the Escrow Agent in the amount of the Closing Price;

      (c) a certified cheque, bank draft or solicitor's trust cheque made payable to the Escrow Agent in the amount of the Hold-back Amount;

      (d) share certificates duly registered in the names of the Vendors and representing the Acquisition Shares;

      (e) certified copies of such resolutions of the directors of the Purchasers as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

      (f) a duly executed covenant of the Purchasers in favour of the Vendors and the Covenantors agreeing to assume and pay or perform and indemnify the Vendors and the Covenantors against the Assumed Accounts Payable and Liabilities, obligations under the Assumed Material Contracts, and other obligations agreed to be assumed hereunder by the Purchasers in the manner and to the extent herein provided;

      (g) a statutory declaration of the Presidents of the Purchasers dated the Closing Date to the effect that the representations and warranties of the Purchasers contained in this Agreement are true and correct and that the covenants and agreements of the Purchasers to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

      (h) releases from all Guarantees and indebtedness as required by Article 7 hereof;

      (i)    the Escrow Agreement, duly executed by the Purchasers;

      (j) the Employment Agreements, duly executed by Boggs 1998;

      (k)    the Option Agreements, duly executed by Americlean;

      (l) the Lease Adjustment Agreement, duly executed by Boggs 1998;

      (m) an acknowledgement from the Purchasers of the satisfaction of the conditions precedent set forth in section 13.1 hereof;

      (n) a favourable legal opinion of the Purchasers' solicitors, in form reasonably satisfactory to the Vendors' solicitors stating that the Purchasers have the capacity to execute and deliver this Agreement and complete the transactions contemplated hereby, that all necessary steps and corporate proceedings have been taken to permit the purchase of the Purchased Assets by Boggs 1998 under this Agreement and that this Agreement and all other agreements required hereunder have been duly and validly authorized, executed and delivered by the Purchasers and are legal, valid and binding obligations of the Purchasers in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors generally; and

      (o) such other documents as the Vendors and the Covenantors may reasonably require to give effect to the terms and intention of this Agreement.

Third Party Consents

13.4 The Purchasers and the Vendors will use commercially reasonable efforts mutually to secure prior to the Closing Date all reasonable consents or approvals required to be obtained by the Vendors and the Covenantors for the purposes of validly transferring the Purchased Assets to Boggs 1998 and preserving and maintaining the interests of the Vendors under any and all contracts and in relation to the Purchased Assets until the Time of Closing, specifically including without further limitation all consents and approvals of The CIT Group/Credit Finance, Inc. The obligations of the Vendors and the Covenantors hereunder are separately conditioned upon such consents and approvals.


                                   ARTICLE 14
                                   CONVEYANCE

Conveyance of Purchased Assets

14.1 On completion of the Closing, this Agreement shall, without further act or formality, operate as a transfer to Boggs 1998 of all Purchased Assets to be sold and purchased hereunder as the same shall be at the close of business on the Closing Date. The Vendors shall nevertheless, at the Closing and from time to time after the Closing, execute and deliver to Boggs 1998 all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchasers or the Purchasers' solicitors shall reasonably require from the Vendors, and the Purchasers shall execute and deliver to the Vendors all such agreements of assumptions and other instruments in writing and further assurances as the Vendors or the Vendors' solicitors shall reasonably require in order to give effect to the provisions of this Agreement.

Trust Regarding Purchased Assets Not Conveyed

14.2 Should any of the Purchased Assets intended to be transferred hereunder not be transferred to Boggs 1998 at the completion of the Closing on the Closing Date, the Vendors shall hold as bare trustee in trust for, and at the sole cost of Boggs 1998, all such Purchased Assets from the commencement of business on the Closing Date until such Purchased Assets are effectively transferred.

                                   ARTICLE 15
                               GENERAL PROVISIONS

Arbitration

15.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good faith negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Charlotte, North Carolina. The arbitration panel shall consist of a single arbitrator selected by the joint agreement of the parties to the dispute; provided that if the parties cannot agree upon the identity of a single arbitrator within fifteen (15) days, then the arbitration panel shall consist of three (3) arbitrators, one (1) of whom shall be appointed by each party within ten (10) days and the third duly appointed by mutual agreement of the two (2) arbitrators so appointed by the parties; provided further that if the two arbitrators cannot select the third arbitrator within ten (10) days after their appointment, the selection of the third arbitrator shall be made in accordance with the general rules of arbitration in relation to arbitrations in the State of North Carolina (the "Rules"). If no such arbitrator is appointed within ten (10) days of such request, either party may apply to a Court having jurisdiction to make such appointment. Once the arbitration panel has been selected, the arbitration of the dispute shall be conducted in English in accordance with the Rules in the City of Charlotte, North Carolina, unless otherwise provided or limited by the Rules. The arbitrator(s) shall give each of the parties a fair opportunity to prepare, including pre-arbitration hearing discoveries, and present its position with respect to the dispute, and each party shall be entitled to call witnesses to testify, examine and cross-examine witnesses that the other party calls to testify, introduce documents and other materials and submit written statements of position and arguments. The arbitration panel shall make a final determination, to be provided in writing to each party, that resolves the dispute and includes an allocation of the aggregate fees, costs and expenses of the arbitration between the parties to the dispute, such allocation to be made in the sole discretion of the arbitration panel after giving due consideration to the relative merits of the parties' positions in the dispute. All results of the arbitration proceedings shall be final, conclusive and binding on all parties to this Agreement, and shall not be subject to judicial review. Judgment upon the award rendered by the arbitrator may be entered in State of North Carolina or any other Court having competent jurisdiction. For the purposes of this section 15.1, the Vendors and the Covenantors shall collectively be deemed to be one party, and their selection of an arbitrator or concurrence therein shall be made by notice in writing duly executed by a simple majority of the Vendors and the Covenantors.

Notice

15.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

15.3 The address for service of notice of each of the parties hereto is as follows:

      (a)    the Covenantors:

            Jay C. Shinn
            7404 Red Oak Lane
            Charlotte, North Carolina
            USA  28226

            Telecopier: (704) 392-9281

            James Hynoski
            9600 Logan Court
            Charlotte, North Carolina
            USA  28210

            Telecopier: (704) 392-9281

      (b)    the Purchasers:

            1910, 1177 West Hastings Street
            Vancouver, British Columbia
            V6E 2K3

            Telecopier: (604) 682-0019

      (c)    the Vendors:

            3931 Glenwood Drive
            Charlotte, North Carolina
            USA  28208

            Telecopier: (704) 392-9281

Change of Address

15.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

15.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

15.6 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

15.7 The provisions contained herein constitute the entire agreement among the Vendors, the Covenantors and the Purchasers respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Vendors, Covenantors and the Purchasers with respect to the subject matter hereof.

Inurement

15.8 This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

15.9 This Agreement is not assignable without the prior written consent of the parties hereto, which consent shall not be unreasonably withheld.

Counterparts

15.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

15.11 This Agreement is subject to the laws of the State of North Carolina and the laws of the United States of America applicable therein. Subject to section
15.1 hereof, any disputes arising out of, in connection with, or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a Court of competent civil jurisdiction sitting in the City of Charlotte, North Carolina and nowhere else.

Bulk Sales Legislation

The parties agree to waive the requirements, if any, of all applicable bulk sales laws.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.


                                          AMERICLEAN, INC.


                                          By:   ___________________________
Witness                                         Authorized Signatory

Name                                            ____________________________
                                                Name
Address                                         ____________________________
                                                Title



                                          BOGGS & COMPANY (1998), INC.


                                          By:   ___________________________
Witness                                         Authorized Signatory

Name                                            ____________________________
                                                Name
Address                                         ____________________________
                                                Title

                                          BOGGS & COMPANY, INC.


                                          By:   ___________________________
Witness                                         Authorized Signatory

Name                                            ____________________________
                                                Name
Address                                         ____________________________
                                                Title




                                          JKG GROUP, INC.


                                          By:   ___________________________
Witness                                         Authorized Signatory

Name                                            ____________________________
                                                Name
Address                                         ____________________________
                                                Title



                                        ___________________________________
Witness                                 JAY C. SHINN

Name

Address





                                        ___________________________________
Witness                                 JIM HYNOSKI

Name

Address